Fox Rothschild LLP

ATTORNEYS AT LAW

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Tel 610.458.7500 Fax 610.458.7337

www.foxrothschild.com

Exhibit 5.1

November 15, 2012

Liberty Silver Corp.

181 Bay Street, Suite 2330

Toronto, Ontario MSJ 3T3

Re:

Registration on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Liberty Silver Corp., a Nevada corporation (the “Company”), in connection with the registration with the Securities and Exchange Commission on Form S-1 (the “Registration Statement”) of 12,610,883 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), 2,983,338 Shares (the “Issued Shares”) of which are currently issued and outstanding and held by the selling stockholders identified in the Registration Statement and 9,627,500 Shares (the “Warrant Shares”) which are issuable upon the exercise of certain outstanding common stock purchase warrants (the “Warrants”).

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion express below.  As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

A Pennsylvania Limited Liability Partnership

California   Connecticut   Delaware   Florida   Nevada   New Jersey   New York   Pennsylvania

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In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Nevada and is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Warrant Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as amended and then in effect, and that par value of $0.001 per share for the Warrant Shares has been paid for the Common Stock so issued.

Based upon that review, it is our opinion that (i) the Issued Shares to be sold by the selling shareholders have been legally issued, fully paid, and nonassessable and (ii) the Warrant Shares, when issued and sold in accordance with and in the manner described in the Warrants, will be duly authorized, legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and

A Pennsylvania Limited Liability Partnership

California   Connecticut   Delaware   Florida   Nevada   New Jersey   New York   Pennsylvania

EX1 1231438v2 11/15/12

Exchange Commission thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

FOX ROTHSCHILD LLP

By: /s/ Fox Rothschild LLP

A Pennsylvania Limited Liability Partnership

California   Connecticut   Delaware   Florida   Nevada   New Jersey   New York   Pennsylvania

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